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                                                                     EXHIBIT 99

                            GUARANTY BANCORP, INC.
                5353 Essen Lane, Baton Rouge, Louisiana 70809
         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


      The undersigned hereby appoints C.C. Dabadie and Dr. Redfield E. Bryan, as Proxies, each acting alone with the power to appoint his substitute, and hereby authorizes each to represent and to vote, as designated below, all the shares of common stock of Guaranty Bancorp, Inc. held of record by the undersigned on April 27, 1994, at the special meeting of stockholders to be held May 26, 1994, or any adjournment thereof, with respect to the following items or other matters as may properly come before the meeting:

          1. Proposal to approve the Agreement and Plan of Merger dated as of December 27, 1993 (the "Agreement"), by and between Guaranty Bancorp, Inc. ("Guaranty") and First Alabama Bancshares, Inc. ("First Alabama") pursuant to which Guaranty will merge with and into First Alabama and each share of common stock of Guaranty (except for certain shares held by Guaranty or First Alabama and shares held by stockholders who perfect their dissenters' rights of appraisal) will be converted into the right to receive 1.09375 shares of First Alabama, and under such other terms and conditions as are contained in the Agreement, a copy of which is included in the proxy statement which was previously mailed to you, and which is available for inspection at the office of Guaranty indicated above:


          ____ FOR            ____ AGAINST           ____ ABSTAIN


          2. To transact such other business as may properly come before the meeting or any adjournment thereof.

     This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted in favor of Proposal 1.

                         (Continued on reverse side)

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     Should the undersigned be present and elect to vote at the Special
Meeting or at any adjournment thereof and after notification to the Secretary of Guaranty at the meeting of the stockholder's decision to terminate this proxy, then this proxy shall be deemed terminated and of no further force and effect. This proxy may be also revoked by submission of a properly executed subsequently dated proxy or by written notice to Guaranty for receipt prior to the Special Meeting.
     The undersigned acknowledges receipt from Guaranty prior to the execution of this proxy of notice of the Special Meeting, and a Proxy Statement/Prospectus dated April 27, 1994.


                         Dated:                                     , 1994
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                                 (Print Name of Stockholder)

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                                 (Signature of Stockholder)

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                                 (Print Name of Stockholder)

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                                 (Signature of Stockholder)

                 Please sign exactly as your name appears on the address label. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder must sign.

   PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED
                          POSTAGE-PREPAID ENVELOPE.